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                                                                  Exhibit 23.1

                     Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30913 and 333-67677) of Greater Bay Bancorp of our report dated June 9, 1999 relating to the financial statements of the Greater Bay Bancorp 401(k) Plan, which appears in the Annual Report on Form 11-K. We also consent to the incorporation by reference of our report dated February 9, 1999 relating to the financial statement schedules, which appears in the Greater Bay Bancorp Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP